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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements of a21, Inc. on Forms S-8 (File No. 333-86946, effective April 25, 2002 and 333-96661, effective July 18, 2002) of our report dated May 22, 2003, appearing in the Annual Report on Form 10-KSB of a21, Inc. for the year ended December 31, 2002.


/s/ Marcum & Kliegman LLP


May 28, 2003
New York, New York

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